EXHIBIT 99.8(AA)

NAT SA II

Amendment No.4

to the Fund Participation Agreement

AMENDMENT, dated as of July 22, 2006, to the Fund Participation Agreement dated as of the 2nd day of October, 1997 (the “Agreement”), by and between DWS Investments VIT Funds (formerly Deutsche Asset Management VIT Funds) (“Trust”), Deutsche Asset Management, Inc. (formerly Bankers Trust Company) (“Adviser”), and National Integrity Life Insurance Company (“Life Company”).

WHEREAS, effective January 1, 2006, Life Company is moving its executive and administrative offices; and

WHEREAS, as of February 6, 2006, the Trust was and the Portfolios were re-branded “DWS” and the Trust’s name was changed to “DWS Investments VIT Funds”; and

WHEREAS, Appendix A to the Agreement requires updating to reflect a current and complete list of Separate Accounts and Portfolios, and Appendix B should be deleted because it is redundant;

NOW, THEREFORE, in accordance with Section 10.9 of the Agreement, Trust, Life Company, and Adviser hereby agree as follows:

1.                        The parties agree that all references to “Deutsche Asset Management VIT Funds” or the “Trust” shall mean “DWS Investments VIT Funds.”

2.                        ARTICLE IX. NOTICES is hereby amended such that the address listed for each of Life Company, Trust and Adviser is replaced in its entirety with the following:

If to LIFE COMPANY:

National Integrity Life Insurance Company

400 Broadway Street

Cincinnati, Ohio, 45202

Attention: Kevin L. Howard, General Counsel.

If to TRUST:

DWS Investments VIT Funds

345 Park Avenue

16th Floor

New York, NY 10154

Attention: Legal Department (Retail Division)

If to ADVISER:

Deutsche Asset Management, Inc.

345 Park Avenue

16th Floor

New York, NY 10154

Attention: Legal Department (Retail Division)

NAT SA II

3.               Appendix A to the Agreement is hereby amended, and restated in its entirety, by the Appendix A attached to this Amendment.

4.               Appendix B is hereby deleted.

Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

DWS INVESTMENTS VIT FUNDS

By:	/s/
Name:	Michael Clark
Title:	President

NATIONAL INTEGRITY LIFE INSURANCE COMPANY

By:	/s/
Name:	Kevin L. Howard
Title:	Sr. Vice President and General Counsel

DEUTSCHE ASSET MANAGEMENT, INC.

By:	/s/
Name:	Alex Schwarzer
Title:	President & Chief Executive Officer

NAT SA II

APPENDIX A

(Revised effective July 22, 2006)

to Fund Participation Agreement by and among DWS Investments VIT Funds (formerly Deutsche Asset Management VIT Funds), Deutsche Asset Management, Inc. and National National Integrity Life Insurance Company

List of Portfolios:

DWS Equity 500 Index VIP, Class A and Class B

DWS Small Cap Index VIP, Class A and Class B